Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-259476 and File No. 333-275965) and the Registration Statements on Form S-3 (File No. 333-266890, File No. 333-273221, File No. 333-280703 and 333-283210) our report dated March 31, 2025 relating to the consolidated financial statements of Unicycive Therapeutics, Inc. appearing in this Annual Report (Form 10-K) as of and for the year ended December 31, 2024.

/s/ GRASSI & CO., CPAs, P.C.
GRASSI & CO., CPAs, P.C.
Jericho, New York
March 31, 2025